Exhibit 99.1

For Further Information, Contact:
Quality Systems, Inc.	Susan J. Lewis
18111 Von Karman Avenue, Suite 600	Phone: (303) 804-0494
Irvine, CA 92612	slewis@qsii.com
Phone: (949) 255-2600
Paul Holt, CFO, pholt@qsii.com
FOR IMMEDIATE RELEASE
     January 28, 2010
QUALITY SYSTEMS REPORTS FISCAL 2010 THIRD QUARTER RESULTS
IRVINE, Calif. ... January 28, 2010 ... Quality Systems, Inc. (NASDAQ:QSII) today announced the results of operations for its fiscal 2010 third quarter ended December 31, 2009. The Company posted record net revenues of $75.0 million in the third quarter, an increase of 14 percent from $65.5 million for same period last year. The Company reported net income of $13.2 million in the third quarter, which remained unchanged from the comparable quarter last year. Fully diluted earnings per share were $0.46 in the quarter, which also remained unchanged when compared with $0.46 fully diluted earnings per share for the same quarter last year.
For the third quarter, the Company’s NextGen Healthcare Information Systems division posted record revenue of $70.6 million, up 15 percent from the same period a year ago and operating income of $24.5 million, an increase of 8 percent versus the comparable period last year.
“We are pleased with the results for the third quarter, which represent our team’s ability to grow the business to record levels. Time and again, we have stated that the Company continues to make the necessary investments in its infrastructure to ensure that we remain in a state of preparedness as the stimulus plan takes effect during the next three years,” noted Steven T. Plochocki, chief executive officer.
“We are well positioned to garner additional market share and fuel future growth as the healthcare industry shifts to an electronic-based medical records platform. We will continue to capitalize on the significant business opportunities that lie ahead from the implementation of the American Recovery and Reinvestment Act,” Plochocki concluded.
Quality Systems, Inc. will hold a conference call to discuss fiscal 2010 third quarter financial results on Thursday, January 28, 2010 at 10:00 AM ET (7:00 AM PT). All participants should dial 877-941-8609 at least ten minutes prior to the start of the call. International callers should dial 480-629-9031. To hear a live web simulcast or to listen to the archived web cast following completion of the call, please visit the company web site at www.qsii.com, click on the “Investor Relations” tab, then select “Conference Calls,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-406-7325 and enter reservation identification number 4206115. The replay will be available from approximately 12:00 PM ET on Thursday, January 28, 2010, through 11:59 PM ET on Thursday, February 4, 2010.
A transcript of the conference call will be made available on the QSII website (www.qsii.com).

About Quality Systems, Inc.
Irvine, Calif.-based Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records and revenue cycle management applications as well as connectivity products and services for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.
This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue and net income), are forward-looking statements within the meaning of these laws and involve a number of risks and uncertainties. Moreover, these forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; possible regulation of the Company’s software by the U.S. Food and Drug Administration; uncertainties concerning threatened, pending and new litigation against the Company including related professional services fees; uncertainties concerning the amount and timing of professional fees incurred by the Company generally; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; general economic conditions; and the risk factors detailed from time to time in Quality Systems’ periodic reports and registration statements filed with the Securities and Exchange Commission. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of the fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
[financial highlights follow]

QUALITY SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Software, hardware and supplies	$24,346	$22,336	$64,978	$65,002
Implementation and training services	3,313	2,675	10,150	9,746

System sales	27,659	25,011	75,128	74,748
Maintenance	22,139	19,152	65,254	53,522
Electronic data interchange services	8,897	8,008	25,855	21,663
Revenue cycle management and related services	9,602	6,835	27,482	13,319
Other services	6,665	6,473	19,579	16,432

Maintenance, EDI, RCM and other services	47,303	40,468	138,170	104,936

Total revenues	74,962	65,479	213,298	179,684

Cost of revenue:
Software, hardware and supplies	2,810	3,030	9,251	9,912
Implementation and training services	2,898	2,143	9,075	7,783

Total cost of system sales	5,708	5,173	18,326	17,695
Maintenance	3,392	2,826	9,672	8,856
Electronic data interchange services	6,525	5,541	18,579	15,688
Revenue cycle management and related services	7,124	4,475	20,502	8,912
Other services	5,560	5,085	15,430	12,398

Total cost of maintenance, EDI, RCM and other services	22,601	17,927	64,183	45,854

Total cost of revenue	28,309	23,100	82,509	63,549

Gross profit	46,653	42,379	130,789	116,135
Operating expenses:
Selling, general and administrative	21,951	18,601	62,829	52,136
Research and development costs	3,954	3,624	12,277	10,085

Total operating expenses	25,905	22,225	75,106	62,221

Income from operations	20,748	20,154	55,683	53,914
Interest income	43	328	180	1,042
Other income	136	—	194	—

Income before provision for income taxes	20,927	20,482	56,057	54,956
Provision for income taxes	7,775	7,332	20,739	20,193

Net income	$13,152	$13,150	$35,318	$34,763

Net income per share:
Basic	$0.46	$0.46	$1.24	$1.25
Diluted	$0.46	$0.46	$1.23	$1.23
Weighted average shares outstanding:
Basic	28,667	28,340	28,586	27,913
Diluted	28,833	28,473	28,755	28,275
Dividends declared per common share	$0.30	$0.30	$0.90	$0.85

QUALITY SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	December 31,	March 31,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$79,111	$70,180
Restricted cash	1,514	1,303
Marketable securities	7,454	—
Accounts receivable, net	101,660	90,070
Inventories, net	1,433	1,125
Income tax receivable	3,117	5,605
Net current deferred tax assets	4,848	3,994
Other current assets	6,603	6,312

Total current assets	205,740	178,589
Marketable securities	—	7,395
Equipment and improvements, net	7,962	6,756
Capitalized software costs, net	9,958	9,552
Intangibles, net	7,577	8,403
Goodwill	32,884	28,731
Other assets	4,100	2,675

Total assets	$268,221	$242,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,433	$5,097
Deferred revenue	55,658	47,584
Accrued compensation and related benefits	7,254	9,511
Dividends payable	8,598	8,529
Other current liabilites	12,878	8,888

Total current liabilites	88,821	79,609
Deferred revenue, net of current	443	521
Net deferred tax liabilities	3,589	4,566
Deferred compensation	1,897	1,838

Total liabilites	94,750	86,534
Commitments and contingencies
Shareholders’ equity
Common Stock
$0.01 par value; authorized 50,000 shares; issued and outstanding 28,660 and 28,447 shares at December 31, 2009 and March 31, 2009, respectively	287	284
Additional paid-in capital	111,852	103,524
Retained earnings	61,332	51,759

Total shareholders’ equity	173,471	155,567

Total liabilities and shareholders’ equity	$268,221	$242,101